UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2006

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 25, 2006, the Company issued the following press release:

COOPER TIRE PURCHASE OF CHENGSHAN FINALIZED

Findlay, Ohio, January 25, 2006 – Cooper Tire & Rubber Company (NYSE:CTB) today announced that its acquisition of 51% of Cooper Chengshan (Shandong) Passenger Tire Co., Ltd., and Cooper Chengshan (Shandong) Tire Company, Ltd. has been finalized with an effective date of February 4, 2006.

In October, 2005, Cooper announced agreement to purchase China’s 3rd largest Chinese-owned tire manufacturer with estimated 2005 sales of $500 million. In December, 2005, all necessary government approvals were received. The purchase also includes a 25 percent ownership for Cooper in a steel cord factory which is located adjacent to the tire manufacturing facility in Rongchen City, Shandong, China.

The company will continue making passenger car and light truck radials as well as radial and bias commercial tires for the replacement, OE and export markets.

Company Description

Cooper Tire & Rubber Company is a global company that specializes in the design, manufacture, marketing and sales of passenger car, light truck, medium truck tires and subsidiaries that specialize in motorcycle and racing tires, as well as tread rubber and related equipment for the retread industry. With headquarters in Findlay, Ohio, Cooper Tire has 40 manufacturing, sales, distribution, technical and design facilities within its family of companies located around the world. For more information, visit Cooper Tire's web site at: www.coopertireandrubber.com

Updated information:

The consideration for the 51% equity interests will total approximately $77 million in cash, part of which is payable upon the completion of certain commitments by the seller. The entities will assume or incur approximately $100 million of debt upon final completion of the consideration.

We are reviewing the requirements of Regulation S-X 210.3-05 - "Financial statements of businesses acquired or to be acquired" and currently believe the transaction does not meet requirements for filing additional financial statements of the acquired entities in connection with this Form 8-K. If we subsequently determine otherwise, we will file an amended Form 8-K with required disclosures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

April 7, 2006	By:	Philip G. Weaver

Name: Philip G. Weaver
Title: Vice President and Chief Financial Officer